UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2020

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38382	30-0780081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FTSI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On August 14, 2020, FTS International, Inc. (the “Company”) entered into Amendment No. 1 to Credit Agreement and Amendment No. 1 to Guaranty and Security Agreement (the “Amendment”), among the Company and FTS International Services, LLC, each as borrowers (collectively, the “Borrowers”), FTS International Manufacturing, LLC, as guarantor (the “Guarantor”), the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). The Amendment amends (i) the Credit Agreement, dated as of February 22, 2018, among the Borrowers, the Lenders and the Agent (the “Credit Agreement”), and (ii) the Guaranty and Security Agreement, dated as of February 22, 2018, among the Borrowers, the Guarantor and the Agent.

The Amendment, among other things:

1.	provides for a suspension of the minimum fixed charge coverage ratio covenant for the period commencing on the date of the Amendment and ending on January 14, 2021 (the “Specified Period”);

2.	requires the Borrowers to maintain at all times during the Specified Period at least $75 million of “Minimum Liquidity” (such amount being calculated as the Borrowers and their subsidiaries’ aggregate amount of cash and cash equivalents (excluding amounts for which the Borrowers or such subsidiaries expect to issue checks or initiate ACH transfers within five business days) (the “Consolidated Cash Balance”), plus the amount of cash collateral pledged to the Agent under the Credit Agreement, plus the amount of “Excess Availability” (as defined in the Credit Agreement));

3.	reduces the aggregate amount of revolving commitments of the Lenders under the Credit Agreement from $250 million to $100 million;

4.	adds an anti-cash hoarding covenant, which requires mandatory prepayments of revolving loans with the amount of any Consolidated Cash Balance in excess of $10 million, to the extent any revolving loans are outstanding or any letters of credit or other bank products are outstanding and not fully cash collateralized;

5.	increases the LIBOR floor from zero to 0.75%; and

6.	requires the Borrowers to pledge cash collateral to the Agent in an amount sufficient to secure all outstanding letters of credit and bank product obligations under the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

By:	/s/ Jennifer Keefe
Name: Jennifer Keefe Title: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: August 20, 2020

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